Exhibit 99.1

DFIN Reports First-Quarter 2026 Results

CHICAGO – May 5, 2026 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or “DFIN”) today reported financial results for the first quarter of 2026.

	First-Quarter 2026	First-Quarter 2025	$ Change	% Change
Net Sales	$205.5 million	$201.1 million	$4.4 million	2.2%
Net Earnings	$33.5 million	$31.0 million	$2.5 million	8.1%
Adjusted EBITDA(a)	$70.6 million	$68.2 million	$2.4 million	3.5%
Operating Cash Flow(b)	($5.6 million)	($37.7 million)	$32.1 million	85.1%
Free Cash Flow(a)	($16.0 million)	($51.0 million)	$35.0 million	68.6%
Diluted Shares Outstanding(c)	26.3 million	29.5 million	(3.2 million)	(10.8%)

Highlights for the first quarter of 2026:

•
Total net sales of $205.5 million, an increase of $4.4 million, or 2.2%, from the first quarter of 2025.
•
Software solutions net sales of $91.7 million, an increase of 8.4% from the first quarter of 2025; Software solutions net sales accounted for 44.6% of total net sales, up from 42.1% in the first quarter of 2025.
•
Net earnings of $33.5 million, or $1.27 per diluted share, as compared to $31.0 million, or $1.05 per diluted share, in the first quarter of 2025.
•
Adjusted EBITDA(a) of $70.6 million, up $2.4 million, or 3.5%, from the first quarter of 2025; Adjusted EBITDA margin(a) of 34.4%, up approximately 50 basis points from the first quarter of 2025.
•
Operating Cash Flow(b) improvement of $32.1 million and Free Cash Flow(a) improvement of $35.0 million from the first quarter of 2025.
•
Gross leverage(a) of 0.9x and net leverage(a) of 0.8x as of March 31, 2026.
•
The Company repurchased 594,782 shares for approximately $28.3 million at an average price of $47.58 per share. The Board of Directors authorized a new share repurchase program of up to $150 million, commencing on April 17, 2026, with an expiration date of December 31, 2027. This replaces the previous authorization, which had $25.5 million remaining as of March 31, 2026.

(a) Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, gross leverage and net leverage are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(b) Defined as net cash used in operating activities.

(c) Defined as diluted weighted-average number of common shares outstanding.

“We are pleased with the continued momentum in our performance during the first quarter, including consolidated net sales growth, an increase in Adjusted EBITDA, and Adjusted EBITDA margin expansion compared to the first quarter of 2025. Software solutions net sales increased 8.4% versus the first quarter of 2025, driven by the performance of ActiveDisclosure, a component of our compliance platform, which grew approximately 21%. Software solutions net sales accounted for 44.6% of total first-quarter net sales, up approximately 250 basis points from last year’s first-quarter sales mix, despite a moderate increase in print and distribution net sales as a result of a large special proxy project. Our first-quarter results once again demonstrated the durability of our operating model across various market conditions,” said Daniel N. Leib, DFIN’s President and Chief Executive Officer.

Leib continued, “The level of capital markets deal activity remained strong to start the year, though heightened market volatility stemming from rising geopolitical conflicts dampened deal activity in March. Despite the increased uncertainty, our performance resulted in better-than-expected first-quarter capital markets transactional revenue. Adjusted EBITDA margin expanded to 34.4% in the quarter, approximately 50 basis points higher than last year’s first quarter, and reflects our evolving sales mix, permanent changes to our cost structure, and operating efficiencies. Additionally, improved working capital management combined with lower capital expenditures resulted in strong year-over-year improvements in both operating cash flow and free cash flow.”

“Entering the second quarter, despite the recent volatility in market and macroeconomic conditions, our strong mix of recurring compliance offerings provides a stable foundation to execute our strategy. Moving forward, our focus remains unchanged – invest to improve our sales mix, aggressively manage our cost structure, and allocate capital in a disciplined manner – all aimed at enhancing our ability to continue to execute our software-focused strategy. Our portfolio of market-leading regulatory and compliance offerings and deep domain and service expertise position us well to serve the current and future needs of our clients,” Leib concluded.

Net Sales

Net sales in the first quarter of 2026 were $205.5 million, an increase of $4.4 million, or 2.2%, from the first quarter of 2025. Net sales increased primarily due to growth in software solutions net sales from ActiveDisclosure and Venue and higher capital markets transactional revenue, driven by a large special proxy project which was mainly print and distribution-related, partially offset by lower capital markets and investment companies compliance revenue, most of which was related to a reduction in the demand for printed materials, consistent with recent trend.

Net Earnings

For the first quarter of 2026, net earnings were $33.5 million, or $1.27 per diluted share, as compared to $31.0 million, or $1.05 per diluted share, in the first quarter of 2025. Net earnings in the first quarter of 2026 included after-tax charges of $4.7 million, or $0.18 per diluted share, primarily related to share-based compensation expense. Net earnings in the first quarter of 2025 included after-tax charges of $5.6 million, or $0.19 per diluted share, primarily related to share-based compensation expense and restructuring, impairment and other charges, net.

Adjusted EBITDA and Adjusted Non-GAAP Net Earnings

For the first quarter of 2026, Adjusted EBITDA was $70.6 million, an increase of $2.4 million as compared to the first quarter of 2025. Adjusted EBITDA margin was 34.4%, up approximately 50 basis points from the first quarter of 2025. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to higher software solutions net sales, partially offset by an unfavorable sales mix within the Capital Markets - Compliance and Communications Management segment.

For the first quarter of 2026, adjusted non-GAAP net earnings were $38.2 million, or $1.45 per diluted share, as compared to $36.6 million, or $1.24 per diluted share, in the first quarter of 2025.

Reconciliations of reported net sales to organic net sales and consolidated net earnings (loss) to Adjusted EBITDA, Adjusted EBITDA margin and adjusted non-GAAP net earnings are presented in the tables.

Guidance

The Company provides the following guidance for the second quarter of 2026.

Second-Quarter Guidance
Total Net Sales	$215 million to $225 million
Adjusted EBITDA margin	34% to 36%
Capital markets transactional net sales	$40 million to $45 million

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Use of Forward-Looking Statements” section below for information on the factors that could cause actual results to differ materially from these forward-looking statements.

Adjusted EBITDA margin guidance presented above is provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations.

Company Results and Conference Call

DFIN’s earnings press release for the first quarter of 2026, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on May 5, 2026, is available on the Company’s investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company’s investor relations website.

DFIN will hold a conference call and webcast on May 5, 2026, at 9:00 a.m. Eastern time to discuss financial results for the first quarter of 2026, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release and related financial tables.

About DFIN

DFIN is the leading global provider of compliance and regulatory software and services, fueling end-to-end investment company regulatory compliance needs, complex capital markets transactions, and essential financial reporting at every stage of the corporate lifecycle. Our mission is simple: to empower clients with the software and support they need to stay ahead of public company filings, investment company filings, private reporting, and beneficial owner reporting, while enhancing workflow efficiency. We bring deep expertise to every engagement, driving transparency and collaboration built on confidence and reliability. Learn more at DFINsolutions.com or follow us on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP selling, general and administrative expenses (“SG&A”), adjusted non- GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, adjusted non-GAAP net earnings, adjusted non-GAAP earnings per diluted share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP SG&A, adjusted non-GAAP income from operations, adjusted non- GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, adjusted non-GAAP net earnings and adjusted non-GAAP net earnings per diluted share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s pension plan settlement charge, non-income tax, net, accelerated rent (benefit) expense, share-based compensation expense and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, net and gain or loss on certain investments, business sales and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates and the impact of dispositions.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under “Special Note Regarding Forward-Looking Statements” and in Part I, Item 1A. Risk Factors of DFIN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$26.1	$24.5
Receivables, less allowances for expected losses of $20.7 in 2026 (2025 - $20.9)	201.9	143.0
Prepaid expenses and other current assets	33.1	43.9
Total current assets	261.1	211.4
Property, plant and equipment, net	7.7	8.8
Operating lease right-of-use assets	5.9	7.6
Software, net	89.0	92.9
Goodwill	405.6	405.8
Deferred income taxes, net	41.1	43.7
Other noncurrent assets	30.4	30.2
Total assets	$840.8	$800.4

Liabilities
Accounts payable	$35.1	$23.7
Current portion of long-term debt	5.8	5.8
Operating lease liabilities	3.0	3.9
Accrued liabilities	141.7	166.6
Total current liabilities	185.6	200.0
Long-term debt	224.1	165.5
Deferred compensation liabilities	12.3	12.5
Pension and other postretirement benefits plans liabilities	23.6	23.8
Noncurrent operating lease liabilities	2.8	3.3
Other noncurrent liabilities	15.7	16.1
Total liabilities	464.1	421.2

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 40.2 shares and 25.4 shares in 2026 (2025 - 39.6 shares and 25.6 shares)	0.4	0.4
Treasury stock, at cost: 14.8 shares in 2026 (2025 - 14.0 shares)	(572.3)	(530.3)
Additional paid-in capital	374.2	367.8
Retained earnings	594.4	560.9
Accumulated other comprehensive loss	(20.0)	(19.6)
Total equity	376.7	379.2
Total liabilities and equity	$840.8	$800.4

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Net sales
Software solutions	$91.7	$84.6
Tech-enabled services	70.1	76.5
Print and distribution	43.7	40.0
Total net sales	205.5	201.1
Cost of sales (a)
Software solutions	27.6	27.6
Tech-enabled services	26.8	27.3
Print and distribution	19.5	18.1
Total cost of sales	73.9	73.0
Selling, general and administrative expenses (a)	67.4	65.8
Depreciation and amortization	15.0	14.1
Restructuring, impairment and other charges, net	0.7	2.9
Other operating income, net	—	(0.5)
Income from operations	48.5	45.8
Interest expense, net	2.8	3.1
Investment and other loss, net	0.3	0.5
Earnings before income taxes	45.4	42.2
Income tax expense	11.9	11.2
Net earnings	$33.5	$31.0

Net earnings per share:
Basic	$1.30	$1.08
Diluted	$1.27	$1.05
Weighted average number of common shares outstanding:
Basic	25.7	28.7
Diluted	26.3	29.5

__________

(a)
Exclusive of depreciation and amortization.

	Three Months Ended March 31,
Components of depreciation and amortization:	2026	2025
Cost of sales	$14.3	$13.7
Selling, general and administrative expenses	0.7	0.4
Total depreciation and amortization	$15.0	$14.1

Additional information:
Gross profit (b)	$117.3	$114.4
Exclude: Depreciation and amortization	14.3	13.7
Non-GAAP gross profit	$131.6	$128.1
Gross margin (b)	57.1%	56.9%
Non-GAAP gross margin	64.0%	63.7%

SG&A as a % of total net sales (a)	32.8%	32.7%
Operating margin	23.6%	22.8%
Effective tax rate	26.2%	26.5%

__________

(b)
Inclusive of depreciation and amortization.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2026 and 2025

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31, 2026
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$117.3	$67.4	$48.5	23.6%	$33.5	$1.27
Exclude: Depreciation and amortization	14.3
Non-GAAP measures	131.6
Non-GAAP % of total net sales	64.0%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	0.7	0.3%	0.5	0.02
Share-based compensation expense	—	(6.4)	6.4	3.1%	4.3	0.16
Gain on investment in an equity security (b)	—	—	—	—	(0.1)	—
Total Non-GAAP adjustments (c)	—	(6.4)	7.1	3.5%	4.7	0.18
Adjusted Non-GAAP measures (c)	$131.6	$61.0	$55.6	27.1%	$38.2	$1.45
Adjusted Non-GAAP % of total net sales	64.0%	29.7%

	For the Three Months Ended March 31, 2025
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$114.4	$65.8	$45.8	22.8%	$31.0	$1.05
Exclude: Depreciation and amortization	13.7
Non-GAAP measures	128.1
Non-GAAP % of total net sales	63.7%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	2.9	1.4%	2.1	0.07
Share-based compensation expense	—	(6.0)	6.0	3.0%	3.8	0.13
Gain on sale of long-lived assets	—	—	(0.5)	(0.2%)	(0.4)	(0.01)
Non-income tax, net	—	0.1	(0.1)	—	—	—
Loss on debt extinguishment (d)	—	—	—	—	0.1	—
Total Non-GAAP adjustments (c)	—	(5.9)	8.3	4.1%	5.6	0.19
Adjusted Non-GAAP measures (c)	$128.1	$59.9	$54.1	26.9%	$36.6	$1.24
Adjusted Non-GAAP % of total net sales	63.7%	29.8%

__________

(a)
Exclusive of depreciation and amortization.
(b)
Gain on investment in an equity security is included in investment and other loss, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.
(c)
Totals may not foot due to rounding.
(d)
Loss on debt extinguishment is included in interest expense, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Segment Adjusted EBITDA and Supplementary Information

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated (a)
For the Three Months Ended March 31, 2026
Net sales	$58.6	$82.8	$33.1	$31.0	$—	$205.5
Adjusted EBITDA	$19.2	$33.7	$13.1	$12.1	$(7.5)	$70.6
Adjusted EBITDA margin %	32.8%	40.7%	39.6%	39.0%	nm	34.4%

Depreciation and amortization	$7.6	$1.6	$4.8	$1.0	$—	$15.0
Capital expenditures	$5.3	$1.5	$2.8	$0.3	$0.5	$10.4

For the Three Months Ended March 31, 2025
Net sales	$51.9	$83.9	$32.7	$32.6	$—	$201.1
Adjusted EBITDA	$13.9	$36.7	$12.8	$12.2	$(7.4)	$68.2
Adjusted EBITDA margin %	26.8%	43.7%	39.1%	37.4%	nm	33.9%

Depreciation and amortization	$7.0	$1.4	$4.8	$0.9	$—	$14.1
Capital expenditures	$6.2	$2.0	$4.5	$0.5	$0.1	$13.3

__________

(a)
Reconciliation of consolidated Adjusted EBITDA to net earnings (loss) is presented below.

nm - Not meaningful.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Three Months Ended March 31,
	2026	2025
Operating Activities
Net earnings	$33.5	$31.0
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	15.0	14.1
Provision for expected losses on accounts receivable	2.7	1.8
Share-based compensation expense	6.4	6.0
Deferred income taxes	2.5	(0.5)
Amortization of operating lease right-of-use assets	1.7	1.7
Other	0.2	0.7
Changes in operating assets and liabilities:
Receivables, net	(61.8)	(61.8)
Prepaid expenses and other current assets	3.8	1.6
Accounts payable	11.7	9.1
Income taxes payable and receivable	6.7	8.6
Accrued liabilities and other	(26.0)	(46.8)
Operating lease liabilities	(1.6)	(2.7)
Pension and other postretirement benefits plans contributions	(0.4)	(0.5)
Net cash used in operating activities	(5.6)	(37.7)
Investing Activities
Capital expenditures	(10.4)	(13.3)
Other investing activities	0.1	—
Net cash used in investing activities	(10.3)	(13.3)
Financing Activities
Revolving facility borrowings	85.5	143.5
Payments on revolving facility borrowings	(25.5)	(68.5)
Payments on long-term debt	(1.4)	(125.0)
Proceeds from issuance of long-term debt	—	115.0
Debt issuance costs	—	(2.2)
Treasury share repurchases	(40.9)	(53.0)
Cash received for common stock issuances	—	0.6
Finance lease payments	(0.2)	(0.9)
Net cash provided by financing activities	17.5	9.5
Effect of exchange rate on cash and cash equivalents	—	0.4
Net increase (decrease) in cash and cash equivalents	1.6	(41.1)
Cash and cash equivalents at beginning of year	24.5	57.3
Cash and cash equivalents at end of period	$26.1	$16.2
Supplemental cash flow information:
Income taxes paid, net of refunds	$2.5	$3.0
Interest paid	$3.2	$1.9
Non-cash investing activities:
Capitalized software included in accounts payable	$5.0	$0.5

Additional Information:
	For the Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(5.6)	$(37.7)
Less: capital expenditures	10.4	13.3
Free Cash Flow	$(16.0)	$(51.0)

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Segment and By Services and Products

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended March 31, 2026	$58.6	$82.8	$33.1	$31.0	$205.5

For the Three Months Ended March 31, 2025	$51.9	$83.9	$32.7	$32.6	$201.1

Net sales change	12.9%	(1.3%)	1.2%	(4.9%)	2.2%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.6%	0.5%	1.2%	—	0.5%

Net organic sales change	12.3%	(1.8%)	—	(4.9%)	1.7%

	Software Solutions	Tech-enabled Services	Print and Distribution	Consolidated
Reported Net Sales:
For the Three Months Ended March 31, 2026	$91.7	$70.1	$43.7	$205.5

For the Three Months Ended March 31, 2025	$84.6	$76.5	$40.0	$201.1

Net sales change	8.4%	(8.4%)	9.3%	2.2%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.8%	0.4%	0.3%	0.5%

Net organic sales change	7.6%	(8.8%)	9.0%	1.7%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net earnings (loss)	$34.9	$33.5	$6.2	$(40.9)	$36.1
Adjustments
Restructuring, impairment and other charges, net	8.2	0.7	5.6	0.9	1.0
Share-based compensation expense	31.8	6.4	11.1	6.8	7.5
Pension plan settlement charge	82.8	—	—	82.8	—
Accelerated rent benefit	(1.6)	—	—	(1.6)	—
Non-income tax, net	(0.2)	—	(0.1)	—	(0.1)
Depreciation and amortization	60.2	15.0	14.9	15.2	15.1
Interest expense, net	12.6	2.8	3.1	2.9	3.8
Investment and other loss, net	2.1	0.3	1.1	0.4	0.3
Income tax expense (benefit)	11.4	11.9	3.9	(17.0)	12.6
Total Non-GAAP adjustments	207.3	37.1	39.6	90.4	40.2
Adjusted EBITDA	$242.2	$70.6	$45.8	$49.5	$76.3

Software solutions	$365.5	$91.7	$90.9	$90.7	$92.2
Tech-enabled services	291.9	70.1	68.0	68.6	85.2
Print and distribution	114.0	43.7	13.6	16.0	40.7
Total net sales	$771.4	$205.5	$172.5	$175.3	$218.1

Adjusted EBITDA margin %	31.4%	34.4%	26.6%	28.2%	35.0%

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Net earnings	$90.1	$31.0	$6.3	$8.7	$44.1
Adjustments
Restructuring, impairment and other charges, net	7.7	2.9	2.1	1.4	1.3
Share-based compensation expense	26.1	6.0	6.0	6.7	7.4
Non-income tax, net	(0.8)	(0.1)	(0.1)	(0.3)	(0.3)
Gain on sale of long-lived assets	(0.5)	(0.5)	—	—	—
Gain on sale of a business	(0.4)	—	(0.4)	—	—
Depreciation and amortization	60.4	14.1	14.8	17.2	14.3
Interest expense, net	12.4	3.1	2.5	3.1	3.7
Investment and other (income) loss, net	(0.5)	0.5	(0.3)	(0.3)	(0.4)
Income tax expense	35.8	11.2	0.8	6.7	17.1
Total Non-GAAP adjustments	140.2	37.2	25.4	34.5	43.1
Adjusted EBITDA	$230.3	$68.2	$31.7	$43.2	$87.2

Software solutions	$334.0	$84.6	$81.6	$82.2	$85.6
Tech-enabled services	314.4	76.5	60.5	75.2	102.2
Print and distribution	131.2	40.0	14.2	22.1	54.9
Total net sales	$779.6	$201.1	$156.3	$179.5	$242.7

Adjusted EBITDA margin %	29.5%	33.9%	20.3%	24.1%	35.9%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	March 31, 2026		December 31, 2025		March 31, 2025
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	121.0		61.0		75.0
Impact on availability related to outstanding letters of credit	1.4		1.4		1.0
Amount used under the Revolving Facility	122.4		62.4		76.0

Availability under the Revolving Facility	177.6		237.6		224.0

Cash and cash equivalents	26.1		24.5		16.2

Net Available Liquidity	$203.7		$262.1		$240.2

Term Loan A Facility	$109.3		$110.7		$115.0
Borrowings under the Revolving Facility	121.0		61.0		75.0
Unamortized debt issuance costs	(0.4)		(0.4)		(0.5)
Total debt	229.9		171.3		189.5
Less: current portion of long-term debt	5.8		5.8		5.8
Long-term debt	$224.1		$165.5		$183.7

Adjusted EBITDA for the twelve months ended March 31, 2026 and 2025, and the year ended December 31, 2025	$242.2		$239.8		$230.3

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.9	x	0.7	x	0.8	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	203.8		146.8		173.3

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.8	x	0.6	x	0.8	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. As of March 31, 2026, there were $121.0 million of borrowings outstanding under the Revolving Facility as well as $1.4 million in outstanding letters of credit and bank guarantees, all of which reduced the availability under the Revolving Facility. Based on the Company’s results of operations for the twelve months ended March 31, 2026 and existing debt, the Company would have had the ability to utilize the remaining $177.6 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.